EXHIBIT 99.1

OriginOil and Department of Energy to Develop Direct Conversion of Algae into Renewable Crude Oil for Existing Oil Refineries

Company partners with Idaho National Laboratory to enable algae growers to enter the global crude oil market

Los Angeles, CA January 13, 2012 –  OriginOil, Inc. (OTC/BB:OOIL), the developer of a breakthrough technology to extract oil from algae and an emerging leader in the global algae oil services industry, today announced its plans to co-develop an integrated system with the U.S. Department of Energy’s Idaho National Laboratory (INL) for direct conversion of raw algae into a renewable crude oil that can be used by existing petroleum refineries.

“We believe this is a major breakthrough for OriginOil and a major step forward for the algae industry,” said Riggs Eckelberry, OriginOil CEO. “We already lead the industry with our chemical-free, low-energy, continuous high-flow harvesting system.

“From there it’s a natural step to helping algae growers make a direct crude oil replacement right on site, giving them direct access to the existing world market for transportation fuels, including jet fuel. That’s an instant upgrade from what is now a niche market, to the immediate 86 million barrel per day global crude oil market.”

OriginOil’s planned Biocrude System™ will integrate its own harvesting system with state-of-the-art biomass processing technology being developed under the recently-announced research agreement with INL, to convert raw algae into barrels of renewable crude oil.

This much cleaner replacement for conventional petroleum will be designed to be compatible with conventional petroleum refineries. Renewable algae crude could also be blended with other biomass sources to improve their performance.

Dr. Deborah T. Newby, Project Manager at DOE’s Idaho National Laboratory (INL) commented, “We are excited to work with OriginOil on its Biocrude System and leverage its algae processing expertise and technology. Algae is a high energy biomass and can function as a force multiplier to blend in other biomass waste such as from forestry and agriculture into a uniform renewable crude oil substitute. This may well support the U.S. military’s strategic fuels diversification program.”

In operation since 1949, the Idaho National Laboratory (www.inl.gov) is a science-based, applied engineering national laboratory dedicated to supporting the DOE on energy research and national defense. Its mission is to ensure the nation’s energy security with safe, clean, competitive, and sustainable energy systems and unique national and homeland security capabilities.

About OriginOil, Inc. (www.originoil.com)

OriginOil helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As an emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger, Halliburton and Baker Hughes have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

Safe Harbor Statement:

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:                                                      Josh Seidenfeld
Antenna Group – a Beckerman Company
415-977-1953
josh@antennagroup.com

Investor Relations:                                              Tom Becker
Toll-free: 877-999-OOIL (6645) Ext. 641
International: +1-323-939-6645 Ext. 641
Fax: 323-315-2301
ir@originoil.com
www.originoil.com

2